UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

PARKWAY PROPERTIES, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, Florida 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 4, 2013, Parkway Properties, Inc., a Maryland corporation (“Parkway”), Parkway Properties LP, a Delaware limited partnership (“Parkway LP”), PKY Masters LP, a Delaware limited partnership and a wholly owned subsidiary of Parkway LP (“Merger Sub”), Thomas Properties Group, Inc., a Delaware corporation (“TPGI”), and Thomas Properties Group, L.P. (“TPG LP”), a Maryland limited partnership, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of TPGI with and into Parkway (the “Parent Merger”) with Parkway continuing as the surviving entity, and the merger of Merger Sub with and into TPG LP (the “Partnership Merger” and, together with the Parent Merger, the “Mergers”) with TPG LP continuing as the surviving entity and a wholly owned subsidiary of Parkway LP after the Mergers. Parkway’s board of directors has unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. Closing of the Mergers under the Merger Agreement will occur as promptly as practicable following satisfaction of all closing conditions, and either Parkway or TPGI may terminate the Merger Agreement if closing has not occurred by March 1, 2014.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Parent Merger, each outstanding share of common stock, par value $0.01 per share, of TPGI (the “TPGI Common Stock”) will be converted into the right to receive 0.3822 (the “Exchange Ratio”) shares of Parkway common stock, par value $0.001 per share (the “Parkway Common Stock”), and each share of TPGI limited voting stock, par value $0.01 per share (the “TPGI Limited Voting Stock”), will be converted into the right to receive a number of shares of newly created Parkway limited voting stock, par value $0.001 per share (the “Parkway Limited Voting Stock”), equal to the Exchange Ratio. Similarly, at the effective time of the Partnership Merger, which will occur immediately prior to the Parent Merger, each outstanding limited partnership interest in TPG LP (the “TPG LP Units”), including long term incentive units, will be converted into the right to receive a number of limited partnership units in Parkway LP (the “Parkway LP Units”) equal to the Exchange Ratio. No fractional shares or units of Parkway Common Stock, Parkway Limited Voting Stock or Parkway LP Units will be issued in the Mergers. The value of any fractional interests of Parkway Common Stock to which a holder would otherwise be entitled will be paid in cash.

The Parkway Limited Voting Stock, which will have rights substantially similar to the current TPGI Limited Voting Stock, will be a series of non-economic shares providing one vote per share on certain specified matters. The shares of Parkway Limited Voting Stock will be issued to correspond to an equal number of Parkway LP Units held by the holder of such shares following the Mergers. James A. Thomas, the Chairman, President and Chief Executive Officer of TPGI, and certain entities controlled by him, will be the only holders of Parkway Limited Voting Stock following the Mergers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Parent Merger, each option to purchase TPGI Common Stock will be converted into an option to purchase a number of shares of Parkway Common Stock equal to the shares underlying such option multiplied by the Exchange Ratio, subject to the same terms and conditions as were applicable to such option immediately prior to the Parent Merger. Similarly, at the effective time of the Parent Merger, each share of TPGI restricted stock outstanding at the effective time of the Parent Merger will be converted into the right to receive a number of shares of Parkway Common Stock equal to the Exchange Ratio, subject to the same terms and conditions as were applicable to the corresponding award immediately prior to the Parent Merger, and each TPGI phantom share outstanding at the effective time of the Parent Merger will be converted into the right to receive a number of fully vested shares of Parkway Common Stock equal to the Exchange Ratio (with any associated dividend equivalents converted into cash or shares of Parkway Common Stock, at Parkway’s election).

The parties to the Merger Agreement have made certain customary representations and warranties in the Merger Agreement and have agreed to customary covenants, including with respect to the conduct of business prior to the closing and covenants prohibiting TPGI and its subsidiaries and representatives from soliciting, providing information, or entering into discussions concerning proposals relating to alternative acquisition transactions, subject to certain limited exceptions. The parties are also prohibited from changing their recommendation that their respective stockholders approve the Mergers and related transactions, subject to certain limited exceptions. In addition, certain covenants relating to, among other things, intellectual property ownership and the composition of the Parkway board of directors are set forth in a letter agreement attached as an exhibit to the Merger Agreement (the “Thomas Letter Agreement”). Pursuant to the Thomas Letter Agreement, among other things, (i) Parkway and Parkway LP have agreed to take all necessary action to cause Mr. Thomas to be appointed Chairman of the Parkway board of directors following consummation of the Mergers and, subject to certain continuing equity ownership requirements, to nominate Mr. Thomas for election to the board at the 2014 annual meeting (and, if elected, to cause him to be re-appointed as chairman), (ii) Mr. Thomas will retain all rights with respect to the “Thomas Properties” and “TPG” names and related marks and certain property associated therewith, (iii) in the event of a going private transaction involving Parkway, Parkway has agreed to use its reasonable best efforts to cause the acquiring entity to offer Mr. Thomas and his affiliates a preferred equity interest in the surviving entity in exchange for the Parkway LP Units that they receive in the Mergers, and (iv) Mr. Thomas has agreed to modify his existing tax protection arrangements to facilitate a change in ownership of the two office properties in Philadelphia, Pennsylvania, commonly known as Commerce Square.

The completion of the Mergers is subject to customary and other conditions. These conditions include, among others: (i) approval by Parkway’s and TPGI’s respective common stockholders; (ii) the absence of a material adverse effect on either Parkway or TPGI; (iii) the receipt of tax opinions relating to REIT status and the tax-free nature of the transaction, (iv) the receipt of certain third-party consents; (v) completion of the previously announced liquidation of TPG/CalSTRS, LLC, a joint venture between TPGI and California State Teachers’ Retirement System (“CalSTRS”), in compliance with TPGI’s contractual obligations to CalSTRS; and (vi) receipt by Parkway of a study of TPGI’s “earnings and profits” to confirm that no special distribution needs to be effected to satisfy REIT rules.

The Merger Agreement may be terminated under certain circumstances, including by either Parkway or TPGI (i) if the Mergers have not been consummated on or before March 1, 2014, (ii) upon entry of a final and non-appealable order prohibiting the transaction, (iii) upon a failure of either party’s stockholders to approve the Mergers, (iv) upon TPGI entering into a superior proposal (generally, a transaction that the TPGI board deems to be more favorable from a financial point of view than the Mergers), (v) upon a change by the other party of its recommendation to its stockholders or (vi) upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied. The Merger Agreement also may be terminated by TPGI upon a failure of Parkway to fund the bridge loan (described below). The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, one party may be required to pay to the other party a termination fee of $15,000,000 and/or reimburse the other party’s transaction expenses up to an amount equal to $5,000,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, including the Thomas Letter Agreement attached as an exhibit thereto. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parkway or TPGI. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Parkway or TPGI at the time they were made or otherwise.

Voting Agreements

Concurrently with the execution of the Merger Agreement, TPG VI Pantera Holdings, L.P. (“TPG Pantera”), a stockholder of Parkway, entered into a voting agreement with TPGI and TPG LP, and Mr. Thomas and certain of his affiliates, as stockholders of TPGI, entered into a voting agreement with Parkway and Parkway LP. Pursuant to these voting Agreements, these stockholders agreed to, among other things, not transfer their shares of stock (or partnership interests, if applicable) and vote some or all of their stock (and partnership interests, if applicable) in favor of the Parent Merger and related transactions. The voting agreements also provide that such persons will vote some or all of their common stock (and partnership interests, if applicable) against any alternative proposal or any other action that is reasonably likely to adversely affect or interfere with the consummation of the transactions contemplated by the Merger Agreement.

A copy of the voting agreement executed by TPG Pantera is attached hereto as Exhibit 99.1, and a copy of the voting agreement executed by certain stockholders of TPGI is attached hereto as Exhibit 99.2, each of such agreements being incorporated by reference herein. The description of the voting agreements set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the voting agreements.

Bridge Loan Agreement

On September 4, 2013, Parkway LP and TPG LP entered into a loan agreement (the “Bridge Loan Agreement”) pursuant to which Parkway LP has agreed to provide an unsecured term loan to TPG LP of up to $80,000,000 to enable TPG LP to fund, prior to closing of the Mergers, a portion of its obligation in connection with the previously announced liquidation of the TPG/CalSTRS joint venture. TPG LP will be subject to certain affirmative and negative covenants while the loan is outstanding, and TPG LP will provide a right of first offer in favor of Parkway LP that applies in certain limited circumstances if TPG LP desires to sell certain properties within twelve months following termination of the Merger Agreement. TPG LP may prepay the loan at any time without penalty. The loan matures on January 1, 2015 and bears interest at a rate of 6% per annum for the first six months, 8% per annum for the next six months and 12% per annum thereafter, with interest payable monthly in arrears. Parkway LP’s obligation to fund the loan is independent of its obligations under the Merger Agreement and will survive any termination of the Merger Agreement.

A copy of the Bridge Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Bridge Loan Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Bridge Loan Agreement.

Amendment to Stockholders Agreement

As previously disclosed, in connection with the May 2012 investment in Parkway by TPG Pantera, Parkway entered into a stockholders agreement (the “Stockholders Agreement”) with TPG Pantera and TPG VI Management, LLC, an affiliate of TPG Pantera, in order to establish, among other things, various arrangements with respect to governance of Parkway. On September 4, 2013, Parkway and TPG Pantera entered into an amendment (the “Amendment”) to the Stockholders Agreement that modified TPG Pantera’s right to nominate a specified number of directors to Parkway’s board of directors (the “Board”) and committees of the Board and modified TPG Pantera’s right to consent to certain actions proposed to be taken by Parkway.

Pursuant to the Amendment, TPG Pantera will be entitled to nominate to the Board (i) four directors if TPG Pantera’s ownership percentage of Parkway’s common stock is at least 21% and it continues to own at least 90% of the shares of Parkway’s common stock that it owned as of December 31, 2012, (ii) three directors if TPG Pantera’s ownership percentage of Parkway’s common stock is at least 17.5% but less than 21% and it continues to own at least 70% of the shares of Parkway’s common stock that it owned as of December 31, 2012, (iii) two directors if TPG Pantera’s ownership percentage of Parkway’s common stock is at least 13% but less than 17.5%, and (iv) one director if TPG Pantera’s ownership percentage of Parkway’s common stock is at least 5% but less than 13%. TPG Pantera has no Board nomination rights if its ownership percentage of Parkway’s common stock is less than 5%.

In addition, pursuant to the Amendment, TPG Pantera will be entitled to designate for appointment to committees of the Board (i) two of its nominated directors if TPG Pantera’s ownership percentage of Parkway’s common stock is at least 20%, and (ii) one of its nominated directors if TPG Pantera’s ownership percentage of Parkway’s common stock is at least 5% but less than 20%. TPG Pantera has no committee designation rights if its ownership percentage of Parkway’s common stock is less than 5%. In addition, pursuant to the Amendment, TPG Pantera will have the right to consent to certain specified actions to be taken by Parkway for so long as TPG Pantera’s ownership percentage of Parkway’s common stock is at least 20%, other than in connection with any change in control of Parkway.

The Amendment is conditioned upon and subject to, and will be deemed effective immediately upon, consummation of the Mergers pursuant to the Merger Agreement. Pursuant to the Amendment, TPG Pantera also has provided its consent, as required by the Stockholders Agreement, to the increase in the number of directors constituting the Board from nine to ten, with such consent being conditioned upon and subject to, and being deemed effective immediately upon, consummation of the Mergers pursuant to the Merger Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein. The description of the Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with execution of the Merger Agreement on September 4, 2013, as described above, Parkway has agreed to issue 4,451,463 shares of Parkway Limited Voting Stock in exchange for 11,646,949 shares of TPGI Limited Voting Stock upon consummation of the Parent Merger, and Parkway LP has agreed to issue 4,537,114 Parkway LP Units in exchange for 11,871,049 TPG LP Units upon consummation of the Partnership Merger. The Parkway LP Units are redeemable for shares of Parkway Common Stock in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Parkway LP. The issuance of the Parkway Limited Voting Stock and the Parkway LP Units upon closing of the Mergers will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this Form 8-K that are not in the present or past tense or that discuss Parkway’s expectations (including any use of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “outlook,” “project”, “should” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon Parkway’s current beliefs as to the outcome and timing of future events. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Parkway and TPGI operate and beliefs of and assumptions made by their respective management, involve uncertainties that could significantly affect the financial results of Parkway, TPGI or the combined company. There can be no assurance that actual future developments affecting Parkway, TPGI or the combined company will be those anticipated by Parkway or TPGI. Examples of forward-looking statements include projected 2013 fully diluted EPS, share of depreciation and amortization, reported FFO per share, projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of Parkway or TPGI) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets and interest rates; the demand for and market acceptance of either company’s properties for rental purposes; the ability of either company to enter into new leases or renewal leases on favorable terms; the amount and growth of the either company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions and competition in those areas where either company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting either company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; risks associated with acquisitions, including the integration of the combined companies’ businesses; risks associated with achieving expected revenue synergies or cost savings; risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger; and other risks and uncertainties detailed from time to time in Parkway’s or TPGI’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the business, financial condition, liquidity, cash flows and financial results of either company could differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Neither Parkway nor TPGI undertakes to update forward-looking statements except as may be required by law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Parkway expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Parkway and TPGI that also constitutes a prospectus of Parkway. Parkway and TPGI also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Parkway and TPGI with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Parkway with the SEC will be available free of charge on Parkway’s website at www.pky.com or by contacting Parkway Investor Relations at (407) 650-0593. Copies of the documents filed by TPGI with the SEC will be available free of charge on TPGI’s website at www.tpgre.com or by contacting TPGI Investor Relations at (213) 613-1900.

Parkway and TPGI and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Parkway’s executive officers and directors in Parkway’s definitive proxy statement filed with the SEC on April 4, 2013. You can find information about TPGI’s executive officers and directors in TPGI’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Parkway or TPGI using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc. and Thomas Properties Group, L.P., dated September 4, 2013

10.1	Loan Agreement by and between Parkway Properties, LP and Thomas Properties Group, L.P., dated September 4, 2013

10.2	Amendment No. 2 to Stockholders Agreement by and between Parkway Properties, Inc. and TPG VI Pantera Holdings, L.P., dated September 4, 2013

99.1	Voting Agreement by and among TPG VI Pantera Holdings, L.P., Thomas Properties Group, Inc., and Thomas Properties Group, L.P., dated September 4, 2013

99.2	Voting Agreement by and among certain stockholders of Thomas Properties Group, Inc. and Parkway Properties, Inc., dated September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parkway Properties, Inc.

Date: September 5, 2013	By:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and General Counsel